Exhibit 99.3

Windstream and EarthLink to Merge in $1.1 Billion Transaction

Combination Creates a Stronger, More Competitive Company with Extensive National Footprint Spanning Approximately 145,000 Fiber Route Miles

Enables Expanded Products, Services and Enhanced Enterprise Solutions for Customers

Anticipated Annual Operating and Capital Expenditure Synergies of More than $125 Million Representing a Net Present Value of Approximately $900 Million, or More than $4.70 per Windstream Share and $3.85 per EarthLink Share

Expected to be Significantly Accretive to Adjusted Free Cash Flow in Year One,
Improving over Time as All Synergies are Realized

Companies to Host Conference Call at 7:30 a.m. CST / 8:30 a.m. EST Today

Little Rock and Atlanta — Nov. 7, 2016 — Windstream Holdings, Inc. (Nasdaq: WIN) (“Windstream”) and EarthLink Holdings Corp. (Nasdaq: ELNK) (“EarthLink”) today announced that their boards of directors have unanimously approved a definitive merger agreement under which Windstream and EarthLink will merge in an all-stock transaction valued at approximately $1.1 billion, including debt.

Under the terms of the agreement, EarthLink shareholders will receive 0.818 shares of Windstream common stock for each EarthLink share owned. This ratio represents a 13 percent premium to the average exchange ratio of 0.721x over the month ended Nov. 3, 2016, the most recent unaffected trading day. Windstream expects to issue approximately 93 million shares of stock valued at approximately $673 million, based on the company’s closing stock price on Nov. 4, 2016. Upon closing of the transaction, Windstream shareholders will own approximately 51 percent and EarthLink shareholders will own approximately 49 percent of the combined company.

The combined company will have increased scale and scope giving it the ability to leverage best practices across a broader platform, and offer customers expanded products, services and enhanced enterprise solutions. The combination will result in an extensive national footprint spanning approximately 145,000 fiber route miles and provide advanced network connectivity, managed services, voice, internet and other value-added services. Customers will also benefit from combining Windstream’s scale in the Enterprise segment and EarthLink’s successful launch of SD-WAN.

“The combination with EarthLink further advances Windstream’s strategy by creating a stronger, more competitive business to serve our customers while increasing free cash flow and reducing leverage,” said Tony Thomas, president and chief executive officer at Windstream. “With this transaction, we are combining two highly complementary organizations with closely aligned operating strategies and business unit structures. We look forward to working with the talented EarthLink team to create significant benefits and drive value for all of our stakeholders.”

“We are pleased to join forces with a company that shares our core values and operating philosophies, and whose strategy complements our own,” said EarthLink Chief Executive Officer and President Joe Eazor. “In our work with Tony and his team, it’s become clear that we are two companies on parallel paths.

We’ve both made significant progress as evidenced by our improving financial results and strengthening balance sheets. Now is the right time for us to come together. We look forward to working with the Windstream team to better serve our customers in a world that is becoming more network-centric every day.”

Compelling Strategic and Financial Benefits

•                  Strengthens operating position through complementary networks and increased scale: The combined company will have a robust nationwide network and deep footprint of 145,000 fiber route miles, including strategic routes located in the Southeast and Northeast U.S. In addition, Windstream’s assets add significant value to EarthLink’s existing business by providing cost savings and increased sales opportunities.

•                  Creates net present value of approximately $900 million from synergies, plus tax benefits: The companies have identified more than $125 million in annual operating and capital expense synergies that are expected to be fully realized within 36 months of closing. Approximately $50 million of these synergies are expected to be achieved within 12 months of closing and an incremental $50 million are expected to be achieved within 24 months. The remaining $25 million are expected to be realized within 36 months. The $125 million of synergies has a net present value of $900 million, representing value creation of more than $4.70 per Windstream share and $3.85 per EarthLink share after accounting for integration costs. These synergies will come primarily from the optimization of network and SG&A costs, the reduction of public company costs and the ability to leverage best practices and combined operating scale to drive efficiency. In addition to the synergies from operations, the combined company will benefit from EarthLink’s net operating losses, which are expected to have an estimated net present value of $95 million at closing.

•                  Enhances balance sheet and increases free cash flow: Including run-rate synergies, on a pro forma basis for the 12 months ended Sept. 30, 2016, the combined company would have a net leverage ratio of 3.2x. Further, the transaction will be significantly accretive to Windstream’s adjusted free cash flow allowing greater financial flexibility for strategic network investments and debt reduction while increasing dividend coverage.

Management Team, Board of Directors and Headquarters

After the transaction closes, Tony Thomas will serve as president and chief executive officer and Bob Gunderman will serve as chief financial officer of the combined company. Key EarthLink management members are expected to join the combined company to bring best-in-class talent and ensure a smooth integration.

Upon close, three of EarthLink’s existing directors will join the current Windstream board of directors, bringing the total number of directors of the combined company’s board to twelve.

The combined company, which will retain the Windstream name, will be headquartered in Little Rock, Ark., and maintain offices in key U.S. markets.

Dividend Practice and Debt Financing

Consistent with Windstream’s current dividend practice, the board of directors expects to maintain Windstream’s annual dividend of $0.60 per share after the transaction closes, providing meaningful benefits to shareholders in the form of long-term capital returns.

At the time of closing, Windstream intends to refinance EarthLink’s gross debt of approximately $436 million.

Approvals and Anticipated Closing

The transaction is expected to close in the first half of 2017. It is subject to the satisfaction of certain customary conditions, including approval by the Federal Communications Commission, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable state-level regulatory approvals and approval by Windstream and EarthLink shareholders.

Advisers

J.P. Morgan is acting as lead financial adviser and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal adviser to Windstream in the transaction. Barclays also acted as financial adviser and delivered a fairness opinion to the Windstream board of directors in conjunction with the transaction.

Foros is acting as lead financial adviser and has delivered a fairness opinion to EarthLink’s board of directors. Goldman Sachs & Co. is also acting as financial adviser to EarthLink’s board of directors. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Troutman Sanders LLP are acting as legal advisers to EarthLink in the transaction.

Windstream and EarthLink Third Quarter 2016 Earnings Results

In separate press releases issued today, Windstream and EarthLink announced their respective results for the third quarter of 2016. In light of today’s transaction and third quarter earnings results announcements, Windstream and EarthLink have cancelled their previously announced calls scheduled for Nov. 7, 2016, at 9:00 a.m. CST / 10:00 a.m. EST and 7:30 a.m. CST / 8:30 a.m. EST, respectively.

Transaction Conference Call

Windstream and EarthLink will hold a joint conference call at 7:30 a.m. CST / 8:30 a.m. EST today to review the transaction as well as both companies’ third quarter 2016 results.

Interested parties in the United States can access the call by dialing 1-877-374-3977, conference ID 99942553, fifteen minutes prior to the start time. International participants should dial 1-253-237-1161.

A joint presentation will be available at www.windstream.com/investors and ir.earthlink.net.

Webcast Information

The conference call also will be streamed live over the companies’ websites at www.windstream.com/investors and ir.earthlink.net. A replay of the webcast will be available on the companies’ websites beginning at noon CST on Nov. 7 and ending at noon CST on Nov. 14.

To Access the Call Replay

A replay of the call will be available beginning at noon CST on Nov. 7 and ending at noon CST on Nov. 14. The replay can be accessed by dialing 1-855-859-2056, conference ID 99942553. International participants should dial 1-404-537-3406.

About Windstream

Windstream Holdings, Inc. (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber network spanning approximately 129,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

About EarthLink

EarthLink (EarthLink Holdings Corp.) (NASDAQ:ELNK) is a leading network services provider dedicated to delivering great customer experiences in a cloud connected world. We help thousands of multi-location businesses securely establish critical connections in the cloud. Our solutions for cloud and hybrid networking, security and compliance, and unified communications provide the cost-effective performance and agility to serve customers anytime, anywhere, via any channel, or any device. We operate a nationwide network spanning 29,000+ fiber route miles, with 90 metro fiber rings and secure data centers that provide ubiquitous data and voice IP coverage. To learn why thousands of specialty retailers, restaurants, franchisors, financial institutions, healthcare providers, professional service firms, local governments, residential consumers and other carriers choose to connect with us, visit us at www.earthlink.com, @earthlink, on LinkedIn and Google+.

Cautionary Statement Regarding Forward-Looking Statements

Windstream Holdings, Inc. and EarthLink Holdings Corp. claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, 2016 guidance for revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding adjusted free cash flow, cash interest and cash taxes; expectations regarding revenue trends and improving margins in the business segments; network cost optimization; stability and growth in adjusted OIBDAR; for Windstream, the anticipated benefits of Project Excel, of network investments pursuant to the Connect America Fund, and of enhanced services available to customers; the ability to improve its debt profile and reduce interest costs; statements about the benefits of the proposed merger with EarthLink, including future financial and operating results, future revenue, projected synergies in operating and capital expenditures, the expected availability of net operating loss carryforwards to reduce future cash tax expenses, net leverage, adjusted OIBDA/OIBDAR, and adjusted free cash flow; Windstream and EarthLink’s expected dividend policy between the announcement of the transaction and proposed completion of the merger, and the dividend policy for the proposed combined company after the merger; the expected timing of completion of the transaction that is contingent upon stockholder approval of both companies and certain regulatory approvals, along with plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s and EarthLink’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes is reasonable but are not guarantees of future events, performance or results.

Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Windstream’s and EarthLink’s respective filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite Windstream and EarthLink stockholder approvals; the ability to satisfy the conditions to consummation of the merger, including obtaining governmental and regulatory approvals required for the merger; the risk that required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger or materially impact the financial benefits of the merger; timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the anticipated future cash requirements of the proposed combined company; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; dividend policy changes for the proposed combined company; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Windstream nor EarthLink undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed merger between Windstream and EarthLink, Windstream will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Windstream and EarthLink that also constitutes a prospectus of Windstream.  Windstream and EarthLink will mail the joint proxy statement/prospectus to their respective shareholders.  Windstream and EarthLink urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Windstream’s website (www.windstream.com/investors). You may also obtain these documents, free of charge, from EarthLink’s website (ir.earthlink.net) on the Investors page.

Participants In The Merger Solicitation

Windstream, EarthLink and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Windstream and EarthLink shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the companies’ shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Windstream’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2016. You can find information about EarthLink’s executive officers and directors in its definitive proxy statement filed with the SEC on March 15, 2016. Additional information about Windstream’s executive officers and directors and EarthLink’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from the companies using the website information above.

Regulation G Disclaimer

This presentation includes certain non-GAAP financial measures.  Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are available on our website at www.windstream.com/investors.

Net present value of synergies referred to herein assumes integration costs to achieve synergies of $125 million; assumes a discount rate of 8.5% and a tax rate of 37%.  Per share calculation assumes Windstream pro forma ownership of 51% and 97 million shares outstanding, and EarthLink pro forma ownership of 49% and existing shares outstanding of 114 million.

Contacts

Windstream Media Contact:	EarthLink Media Contact:
David Avery, 501-748-5876	Jeff Crow, 404-748-7861
david.avery@windstream.com	jeffrey.crow@elnk.com

Joele Frank, Wilkinson Brimmer Katcher	Sard Verbinnen & Co
James Golden/Daniel Moore/Nicholas Leasure	Drew Brown/Robin Weinberg, 212-687-8080
212-355-4449	dbrown@sardverb.com
rweinberg@sardverb.com

Windstream Investor Contact:	EarthLink Investor Contact:
Mary Michaels, 501-748-7578	Trey Huffman, 404-748-6219
mary.michaels@windstream.com	huffmanal@elnk.com